CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” and “Counsel and Independent Auditors” and to the use of our report dated June 14, 2004, which is incorporated by reference, in this Registration Statement (Form N-1A No. 2-95553) of Dreyfus GNMA Fund, Inc.

/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP
New York, New York
August 24, 2004